U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              OMEGA MED CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                             3845
(State or other jurisdiction                       (Primary Standard Industrial
of incorporation or organization)                  Classification Code Number)

                                   33-0855883
                      (I.R.S. Employer Identification No.)

         4907 Morena Boulevard, Suite 1402, San Diego, California 92110 (Address of registrant's principal executive offices) (Zip Code)

                                 (858) 270-0801
              (Registrant's Telephone Number, Including Area Code)

                              Thomas E. Stepp, Jr.
                              Stepp & Beauchamp LLP
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
     Title of each class of     Amount to be   Proposed maximum    Proposed Maximum       Amount of Registration Fee
  securities to be registered    registered   offering price per  Aggregate Offering
                                                     share              Price
--------------------------------------------------------------------------------------------------------------------
 Common Stock, $.001 par value    1,200,000          $5.00          $6,000,000.00                $1,584.00
====================================================================================================================

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus

                             Omega Med Corporation,
                             a Delaware corporation

                1,200,000 Shares of $.001 Par Value Common Stock

This prospectus ("Prospectus") relates to 1,200,000 shares (the "Shares") of common stock, $.001 par value (the "Common Stock"), of Omega Med Corporation, a Delaware corporation (the "Company"). We are offering for sale 1,200,000 Shares on a "best efforts" basis pursuant to this Registration Statement on Form SB-2 ("Form SB-2").

We will realize $6,000,000.00 from the sale of 1,200,000 Shares, and will use those funds to pay for the costs of the offering, for working capital, for sales and marketing of our products and to fund our continuing research and development activities. See "Use of Proceeds." All expenses of registration incurred in connection with this offering will be paid by the Company.

Any broker-dealers participating in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the 1933 Act, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the 1933 Act.

The Shares have not been registered for sale by the Company under the securities laws of any state as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT OFFER OR SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is March 3, 2000.

                               TABLE OF CONTENTS

Item
Number    Caption                                                           Page
------    -------                                                           ----
3.    Summary Information......................................................5
      Risk Factors.............................................................6
          We Have a Limited Operating History..................................6
          Regulatory Approvals May Not Be Granted..............................6
          We Are in a Very Competitive Industry................................7
          We Must Comply with Environmental Laws...............................8
          We Have No Product Liability Insurance...............................8
          Future Capital Needs and Uncertainty of Additional Funding...........8
          Limited Protection of Proprietary Technology.........................9
          We Must Adapt to Rapid Technological Change..........................9
          We Rely on Key Personnel.............................................9
          Growth of Business...................................................9
          Conflicts of Interest...............................................10
          Limitation of Liability of Officers and Directors of the Company....10
          Penny Stock Regulation..............................................10
          Control by Existing Shareholders; Anti-Takeover Provisions..........10
          Securities Market Factors...........................................11
          No Foreseeable Dividends............................................11
          No Assurances of Revenue or Operating Profits.......................11
          Federal Income Tax Consequences.....................................11
          Impact of the Year 2000.............................................11
4.    Use of Proceeds........................................................ 11
5.    Determination of Offering Price.........................................12
6.    Dilution................................................................12
7.    Selling Security Holders................................................13
8.    Plan of Distribution....................................................13
9.    Legal Proceedings.......................................................14
10.   Directors, Executive Officers, Promoters and Control Persons............14
11.   Security Ownership of Certain Beneficial Owners and Management..........15
12.   Description of Securities...............................................16
13.   Interest of Named Experts and Counsel...................................16
14.   Disclosure of Commission Position on Indemnification for
        Securities Act Liabilities............................................16
15.   Organization Within Last Five Years.....................................16
16.   Description of Business.................................................17
17.   Management' Discussion and Analysis of Financial Condition
      and Results of Operations...............................................18
18.   Description of Property.................................................20
19.   Certain Relationships and Related Transactions       ...................20
20.   Market for Common Equity and Related Stockholder Matters................21
21.   Executive Compensation..................................................21
22.   Financial Statements....................................................22
23.   Changes in and Disagreements with Accountants on Accounting and Financial Disclosure................................................22
      Legal Matters...........................................................22
      Experts.................................................................22
      Additional Information..................................................22
24.   Indemnification of Directors and Officers...............................22
25.   Other Expenses of Issuance and Distribution.............................23

26.   Recent Sales of Unregistered Securities.................................23
27.   Exhibits................................................................23
28.   Undertakings............................................................24
      Signatures..............................................................26
      Power of Attorney.......................................................27
      Consent of Independent Auditors.........................................28

Item 3.  Summary Information and Risk Factors.

THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS, WHICH CONTAINS MORE DETAILED INFORMATION WITH RESPECT TO EACH OF THE MATTERS SUMMARIZED IN THIS PROSPECTUS AS WELL AS OTHER MATTERS NOT COVERED IN THE SUMMARY. ALL PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE ENTIRE CONTENTS OF THE PROSPECTUS AND THE EXHIBITS ATTACHED HERETO, INDIVIDUALLY AND WITH THEIR OWN TAX, LEGAL AND BUSINESS ADVISORS.

The Company:            Our principal business address is 4907 Morena Boulevard,
                        Suite 1402, San Diego, California 92110; telephone number (858) 270-0801.

Business of the         We manufacture and market medical devices and equipment,
Company:                and we are presently continuing research and development
                        activities related to those medical devices. In October,
                        1999, we acquired the assets of Alpha Mark, Inc., a Utah
                        corporation,  which  included the worldwide  rights to a
                        disposable  ambulatory  infusion  pump, a medical device
                        which pumps a continuous flow of therapeutic  drugs into
                        the blood stream at an  adjustable  flow rate. We intend
                        to   develop,   produce,   distribute   and  market  the
                        disposable   ambulatory  infusion  pump  in  the  United
                        States,  pending  the  approval  of the  Food  and  Drug
                        Administration  ("FDA").  Our wholly  owned  subsidiary,
                        Decoria, Inc., a Nevada corporation,  owns the rights to
                        develop,   produce,   distribute   and  market  a  fully
                        sterilized ear and body-piercing device. We are also actively seeking companies for acquisition or joint venture whose product lines include medical devices and equipment, which can be developed, produced and marketed by us.

State of organization   The Company was incorporated  pursuant to the provisions
                        of the  General  Corporation  Law of  Delaware on of the
                        Company: April 15, 1999.

Risk Factors:           A purchase of the Common Stock  involves  various  risks
                        that  must  be  considered  carefully  by any  potential
                        purchaser.  Those risks include, but are not necessarily
                        limited  to,  (i)  there  can be no  assurance  that our
                        products and services  will achieve  significant  market
                        acceptance,  and that acceptance,  if achieved,  will be
                        sustained for any significant period or that product and
                        service life cycles will be  sufficient  (or  substitute
                        products and services developed) to permit us to recover
                        associated   costs;  (ii)  the  Company  has  a  limited
                        operating  history  upon  which  an  evaluation  of  our
                        prospects can be made;  (iii) the officers and directors
                        of the  Company may be subject to various  conflicts  of
                        interest;  (iv)  substantially  all of our  products and
                        services  are subject to  significant  regulation,  and,
                        therefore,  our ability to generate significant revenues
                        will depend  upon,  among other  things,  our ability to
                        comply  with all such  regulations,  laws and  statutes,
                        both in the United States and in other countries; (v) we
                        may be required to raise  substantial  funds in order to
                        implement  our business  plans and  objectives;  (vi) we
                        have  significant  competition from other medical device
                        manufacturers,  suppliers,  and distributors;  (vii) our
                        results of operations  may vary from period to period as
                        a result of a variety of factors;  (viii) the market for
                        our products and services is characterized by continuous
                        development   and   introduction  of  new  products  and
                        services;   (ix)   changing   political,   economic  and
                        regulatory  influences may affect our business practices
                        and  operations;   (x)  we  are  dependent  on  our  key
                        personnel and management; (xi) we do not anticipate paying dividends on our Common Stock in the foreseeable future; and (xii) there can be no assurance that our operations will become profitable. See "RISK FACTORS".

The Shares:             We are  offering  for sale  1,200,000  Shares on a "best
                        efforts" basis pursuant to this Form SB-2.

Estimated use of        We will realize $6,000,000.00 from the sale of 1,200,000
proceeds:               Shares, and will use those funds to pay for the costs of
                        the  offering,   for  working  capital,  for  sales  and
                        marketing  of our  products  and to fund our  continuing
                        research  and  development   activities.   See  "Use  of
                        Proceeds."


                                  RISK FACTORS

In addition to the other information specified in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and our business before purchasing any of the Shares. A purchase of the Shares is speculative in nature and involves numerous risks. No purchase of the Shares should be made by any person who cannot afford to lose the entire amount of such investment.

THIS PROSPECTUS SPECIFIES FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SPECIFIED IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS. PROSPECTIVE PURCHASERS OF SHARES MUST BE PREPARED FOR THE POSSIBLE LOSS OF THEIR ENTIRE INVESTMENTS IN THE COMPANY. THE ORDER IN WHICH THE FOLLOWING RISK FACTORS ARE PRESENTED IS ARBITRARY, AND PROSPECTIVE PURCHASERS OF SHARES SHOULD NOT CONCLUDE, BECAUSE OF THE ORDER OF PRESENTATION OF THE FOLLOWING RISK FACTORS, THAT ONE RISK FACTOR IS MORE SIGNIFICANT THAN THE OTHER RISK FACTORS.

Information specified in this Prospectus contains "forward looking statements" which can be identified by the use of forward-looking terminology such as "believes", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or the negative thereof or other variations thereon or comparable terminology. Such statements are subject to certain risks, uncertainties and assumptions. No assurances can be given that the future results anticipated by the forward looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results covered in such forward-looking statements. Among the key factors that have a direct bearing on the Company's results of operations are the effects of various governmental regulations, the fluctuation of the Company's direct costs and the costs and effectiveness of the Company's operating strategy. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.

We Have a Limited Operating History. We have a very limited operating history upon which an evaluation of our prospects can be made. We are currently engaged primarily in research and development activities. We have not generated any revenues and do not anticipate generating any revenues in our current fiscal year. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in the development of medical devices. There can be no assurance that unanticipated technical or other problems will not occur which would result in material delays in future product and service commercialization or that our efforts will result in successful product and service commercialization. There can be no assurance that we will be able to achieve profitable operations.

Regulatory  Approvals  May Not Be  Granted.  A  "medical  device"  is defined by
Section  201(h) of the Food,  Drug and Cosmetic Act, Title 21 United States Code
Section 321 as an instrument, apparatus, or machine which is intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment, or prevention of disease in man and other animals. Confusion sometimes exists between unregulated consumer products and medical devices. Products are not considered medical devices if they have general utility and are not dedicated to medical applications. Such products are subject to the Consumer Product Safety Act.

Human therapeutic products are subject to rigorous pre-clinical and clinical testing and other approval procedures. The FDA and other similar government regulatory agencies require laboratory and clinical testing and other costly and time-consuming procedures before medical products such as the disposable ambulatory infusion pump and the ear piercing device can be marketed, including, but not limited to, premarket notification to the FDA. Various federal, state and foreign statutes may also govern or affect the manufacturing, safety, labeling, storage, and marketing of such products, as well as record-keeping incidental to such marketing. The disposable ambulatory infusion pump and the ear piercing device may be subject to (i) the Medical Device Amendments of 1976 to the Federal Food, Drug and Cosmetic Act, cited above; (ii) the Medical Device Reporting Rule implemented by the FDA in 1984; (iii) the standards for medical device manufacturers promulgated by the FDA; and (iv) other rules and regulations developed, implemented and enforced by the Center for Devices and Radiological Health, an FDA sub-agency. However, the FDA Modernization Act of 1997 ("1997 Act") exempts from premarket notification devices that do not present a potential unreasonable risk of illness or injury. The 1997 Act also directs the FDA to concentrate its postmarket surveillance on higher risk devices. Moreover, the 1997 Act expanded the FDA's pilot program pursuant to which the FDA accredits third party experts to conduct the initial review of all low-to-intermediate risk devices. The Company believes that the disposable ambulatory infusion pump and the ear piercing device are such low-to-intermediate risk devices and, therefore, may be subject to the exemptions from premarket notification specified in the 1997 Act. If such is not the case, the disposable ambulatory infusion pump and the ear piercing device may be subject to premarket notification and, therefore, subject to significant delay before being offered for sale, which would have a material adverse effect on the financial condition of the Company.

Obtaining  such  approvals  and  maintaining   ongoing   compliance  with  these
requirements can require the expenditure of significant resources. We have not yet determined what procedures, if any, will be required in this regard and we have not begun any of these procedures. We are currently investigating the possibility that either the disposable ambulatory infusion pump or the ear piercing device or both products fall in a category for which FDA approval has already been given. We anticipate that the disposable ambulatory infusion pump or the ear piercing device may be included in such a category, but we are still researching the appropriate regulatory requirements. In addition, regulatory testing and approval would require significant funding. In the event that such funding exceeded our present financial resources, we would have to receive additional capital to market the disposable ambulatory infusion pump and the ear piercing device. An inability to obtain additional financing may have a material adverse effect on the Company, including the possibility that we would be forced to curtail our operations significantly or to cease our operations altogether.

We Are in a Very Competitive Industry. Competition in the medical products industry, generally, is intense. We compete directly with other companies and businesses that have developed and are in the process of developing technologies and products which will be competitive with our products. There can be no assurance that other technologies or products which are functionally equivalent or similar to our technologies and products have not been developed or are not in development. We expect to compete with companies or businesses which may have developed or are developing such technologies and products as well as other companies and businesses which have the expertise which would encourage them to develop and market products directly competitive with those developed and marketed by the Company. Many of these competitors have greater financial and other resources, and more experience in research and development, than the Company.

There can be no assurance that competitors have not or will not succeed in developing technologies and products that are more effective than any which have been or are being developed by the Company or which would render our products obsolete and noncompetitive. Most of our competitors have substantially greater experience, financial and technical resources and production, marketing and development capabilities than we do. If we begin commercial sales of our products, we will also be competing with respect to manufacturing efficiency and sales and marketing capabilities. To the extent that customers exhibit loyalty to the supplier that first supplies them with a particular service or technology, our competitors may have an advantage over us with respect to services and technologies first developed by such competitors. As a result of their size and breadth of their service offerings, certain of these competitors have been and will be able to establish managed accounts by which they seek to gain a disproportionate share of users for their services and technologies. Such managed accounts present significant competitive barriers to the Company. There can be no assurance that competitors have not or will not succeed in developing technologies and services that are more effective than any which have been or are being developed by us or which would render our products obsolete and noncompetitive.

We Must Comply with Environmental Laws. Our management believes that no toxic or hazardous materials will be byproducts of the manufacturing processes of the disposable ambulatory infusion pump and the ear piercing device; accordingly, we believe that the Company will not incur unforeseen material expenditures related to the cost of compliance with applicable environmental laws, rules or regulations. We believe that we are presently in compliance with all applicable federal, state, and local environmental laws, rules and regulations. Furthermore, in the event we license the manufacturing rights of the disposable ambulatory infusion pump and the ear piercing device to third parties, we will not become subject to any such restrictions. However, at some time in the future, our research, development, manufacturing and production processes may involve the controlled use of hazardous materials. We may be subject to various laws and regulations governing the use, manufacture, storage, handling, and disposal of such materials and certain waste products. The risk of accidental contamination or injury from hazardous materials cannot be completely eliminated. In the event of such an accident, we could be held liable for any damages that result, and any such liability could exceed our financial resources. In addition, there can be no assurance that in the future we will not be required to incur significant costs to comply with environmental laws and regulations relating to hazardous materials. We cannot estimate the potential costs of complying with local, state, and federal environmental laws.

We Have No Product Liability Insurance. Our business will expose us to potential product liability risks that are inherent in the testing, manufacturing and marketing of medical products. We do not have product liability insurance, and there can be no assurance that we will be able to obtain or maintain such insurance on acceptable terms or, if obtained, that such insurance will provide adequate coverage against potential liabilities. We face an inherent business risk of exposure to product liability and other claims in the event that the development or use of our technology or products is alleged to have resulted in adverse effects. Such risk exists even with respect to those products that are manufactured in licensed and regulated facilities or that otherwise possess regulatory approval for commercial sale. There can be no assurance that the Company will avoid significant product liability exposure. There can be no assurance that insurance coverage will be available in the future, on commercially reasonable terms; or that such insurance will be adequate to cover potential product liability claims; or that a loss of insurance coverage would not materially adversely affect our business, financial condition and results of operations. While we have taken, and will continue to take, what we believe are appropriate precautions, there can be no assurance that we will avoid significant liability exposure. An inability to obtain product liability insurance at acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of products we develop. A product liability claim could have a material adverse effect on our business, financial condition and results of operations.

Future Capital Needs and Uncertainty of Additional Funding. The medical products industry is rapidly changing through the continuous development and introduction of new products. Our strategy for growth is substantially dependent upon our ability to successfully introduce the disposable ambulatory infusion pump and the ear piercing device. Accordingly, our ability to compete may be dependent upon our ability to enhance our products continually. There can be no assurance that competitors will not develop technologies or products that render our products obsolete or less marketable. We may be required to adapt to technological changes in the industry and develop products to satisfy evolving industry or customer requirements, any of which could require the expenditure of significant funds. At this time, we do not have a source of commitment for such funds. Continued refinement and improvement costs are risks inherent in new product development, including unanticipated technical or other problems which could result in material delays in product commercialization.

The cash and equivalents constitute our present internal sources of liquidity. Because we are not generating any revenues from the sale or licensing of our products, our only external source of liquidity is the sale of our capital stock. We believe our current cash resources are sufficient to complete prototype development and limited clinical trials of the disposable ambulatory infusion pump and the ear piercing device. If the disposable ambulatory infusion pump and the ear piercing device perform as anticipated, we believe that we will be able to raise the funds necessary to begin production of the disposable ambulatory infusion pump and the ear piercing device - for the North American and international clinical trials and the FDA approval process - through the sale of equity, debt, or receipt of licensing fees. Should the development of the prototype or clinical testing of the prototype take more time than anticipated, or if the results of testing require significant modifications to the disposable ambulatory infusion pump and the ear piercing device, sufficient funds may not be available to enable the disposable ambulatory infusion pump and the ear piercing device to be completed and brought to market during the time period currently anticipated by the Company. Failure to complete our research and development program will have a significant adverse affect on our business operations.

Limited Protection of Proprietary Technology. We will attempt to protect our proprietary technology through the enforcement of our patent and by applying for additional patent protection when appropriate. We exclusively own any and all software and other technology that we develop and we regard such technology as proprietary. We may rely on a combination of patent, trademark and trade secret laws, as well as contractual restrictions on disclosure, copying and distribution (including but not limited to confidentiality agreements with our employees and subcontractors), to attempt to protect our intellectual property rights in our products and services. There is a possibility that such patent, trademark and trade secret laws, as well as such confidentiality agreements, may not be enforceable in certain jurisdictions. It may be possible for unauthorized third parties to copy our products or to reverse engineer or obtain and use information that we regard as proprietary. There can be no assurance that our competitors will not independently develop technologies that are substantially equivalent or superior to our technologies. In addition, because we anticipate distributing our products internationally, the laws of certain countries in which our products and services are or may be distributed or utilized may not protect our products and intellectual rights to the same extent as the laws of the United States. There can be no assurance that third parties will not assert infringement claims against us in the future or that any such assertion will not result in costly litigation or require us to obtain a license to use intellectual property rights of third parties. If we are required to obtain such licenses, there can be no assurance that such licenses will be available on reasonable terms, or at all. Moreover, in the event we were forced to sue third parties for patent infringement or unfair competition, such litigation can be extremely costly and time consuming, and may have a significant adverse affect on our business and operations, even if we prevail in such lawsuit.

We Must Adapt to Rapid Technological Change. The medical devices industry is characterized by rapidly changing technology, resulting in short product life cycles and rapid price declines. We must continuously update our existing and planned products and services to keep them current with changing technologies and must develop new products and services, to take advantage of new technologies that could render our existing products and services obsolete. Our future prospects are highly dependent on our ability to increase the functionality of our products and services in a timely manner and to develop new products that address new technologies and achieve market acceptance. There can be no assurance that we will be successful in these efforts. If we were unable to develop and introduce such products and services in a timely manner, due to resource constraints or technological or other reasons, this inability could have a material adverse effect on our results of operations. In particular, the introduction of new products and services is subject to the inherent risk of development delays and delays in obtaining regulatory approvals, all of which are beyond our control.

We Rely on Our Key Personnel. Our future success will depend on the service of our key personnel and, additionally, our ability to identify, hire and retain additional qualified personnel. There is intense competition for qualified personnel in the medical products field, and there can be no assurance that we will be able to continue to attract and retain such personnel necessary for the development of our business. Because of the intense competition, there can be no assurance that we will be successful in adding personnel as needed to satisfy our staffing requirements. Failure to attract and retain key personnel could have a material adverse effect on the Company.

Growth of Business. We expect to experience growth and expect such growth to continue for the foreseeable future. Our growth may place a significant strain on our management, financial, operating and technical resources. Our ability to manage future growth will depend upon a significant expansion of our accounting and other internal management systems and the implementation and subsequent improvement of a variety of systems, procedures, and controls. Moreover, we will need to continue to train, motivate, and manage our employees and attract and retain qualified senior managers and technical professionals. If our management is unable to manage growth effectively, there could be a material adverse effect on our business, financial condition, and operating results.

Conflicts of Interest. The persons serving as our officers and directors may have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to the Company. As a result, conflicts of interest between the Company and the other activities of those persons may occur from time to time, in that those persons shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which those persons may be or become involved and, also, the affairs of the Company .

Limitation on Liability of Officers and Directors of the Company. The Certificate of Incorporation of the Company includes a provision eliminating or limiting the personal liability of the officers and directors of the Company to the Company and its shareholders for damages for breach of fiduciary duty as a director or officer. Accordingly, the officers and directors of the Company may have no liability to the shareholders of the Company for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders of the Company.

DISCLOSURE OF OPINION OF COMMISSION REGARDING INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING PURSUANT TO THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT OF 1933 AND IS, THEREFORE, UNENFORCEABLE.

Penny Stock Regulation. The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If our common stock becomes subject to the penny stock rules, purchasers of Shares may find it more difficult to sell their Shares.

Control by Existing Security Holders; Anti-Takeover Provisions. All of the Company's issued and outstanding common stock is owned by Alpha Mark, Inc., a Utah corporation. Our directors, officers and principal (greater than 5%) Security Holders, taken as a group, together with their affiliates, beneficially own, in the aggregate, approximately 100% of the Company's outstanding Common Stock. Certain principal Security Holders are directors or executive officers of the Company. As a result of such ownership, these Security Holders may be able to exert significant influence over, or even control, matters requiring approval by the Security Holders of the Company, including the election of directors. In addition, certain provisions of Delaware law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.

Securities Market Factors. There is no public market for the Company's securities including, but not limited to, the Company's common stock. Should there develop a significant market for the Company's securities, the market price for those securities may be significantly affected by such factors as the Company's financial results and introduction of new products and services. No assurance can be given that an active public market will develop or be sustained. Factors such as announcements of the introduction of new or enhanced products by the Company or its competitors and quarter-to-quarter variations in the Company's results of operations, as well as market conditions in the medical and emerging growth company sector, may have a significant impact on the market price of the Company's shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of equity securities of many medical companies and that often has been unrelated or disproportionate to the operating performance of such companies. These market fluctuations may adversely affect the price of the Common Stock.

No Foreseeable Dividends. The Company does not anticipate paying dividends on the Common Stock in the foreseeable future; but, rather, the Company plans to retain earnings, if any, for the operation and expansion of the business of the Company.

No Assurances of Revenue or Operating Profits. There can be no assurance that the Company will be able to develop consistent revenue sources or that its operations will become profitable.

Federal Income Tax Consequences. The Company has obtained no ruling from the Internal Revenue Service and no opinion of counsel with respect to the federal income tax consequences of the purchase or sale of Shares. Consequently, investors must evaluate for themselves the income tax implications which attach to their purchase, and any subsequent sale, of the Shares.

Impact of the Year 2000. The Year 2000 (commonly referred to as "Y2K") issue resulted from the fact that many computer programs were written using two, rather than four, digits to identify the applicable year. As a result, many people were concerned that computer programs with time-sensitive software might recognize a two digit code for any year in the next century as related to this century. For example, "00", entered in a date-field for the year 2000, might be interpreted as the year 1900, resulting in system failures or miscalculations and disruptions of operations, including, among other things, a temporary inability to process transactions or engage in other normal business activities. While companies and governments in the United States spent an estimated $150 billion to $225 billion repairing the problem, countries like Russia and China, which spent relatively minor amounts, seemed to clear the New Year's Day hurdle with equal success. Major news media in the United States are reporting that, after years of work and billions of dollars spent repairing the Year 2000 computer glitch, the technological tranquility of New Year's Day has raised a new concern that the United States overreacted to this problem. While it is still too soon to state positively that the Y2K transition has passed without mishap, we believe that Y2K issues will not have a material adverse affect on our business.

Item 4.  Use of Proceeds

We will receive up to $6,000,000 if all of the Shares offered by the Company on a "best efforts" basis at $5.00 per share are purchased, and we intend to use any proceeds from such sale for, among other things, working capital, for sales and marketing of our products, and to fund our continuing research and development activities. Our management has significant and absolute discretion to adjust the application and allocation of proceeds of the offering in order to adjust and respond to various circumstances and opportunities. As a result of the foregoing, our success will be affected by the discretion and judgment of our management with respect to the application and allocation of the proceeds of the offering.

The following table outlines the anticipated use of proceeds:

===============================================================================
Estimated Use                                Amount(1)         Percentage of
                                                                Proceeds(1)
--------------------------------------------------------------------------------
Increase plant capacity                   $     600,000.00        10.0%
--------------------------------------------------------------------------------
Tooling for Ear Piercing Device           $     500,000.00         8.33%
--------------------------------------------------------------------------------
Marketing                                 $   3,000,000.00        50.0%
--------------------------------------------------------------------------------
Inventory                                 $     200,000.00         3.33%
--------------------------------------------------------------------------------
General Corporate Purposes(2)             $   1,500,000.00        25.0%
--------------------------------------------------------------------------------
Legal and Accounting                      $      80,000.00         1.34%
--------------------------------------------------------------------------------
Offering Expenses (3)                     $     120,000.00         2.0%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total                                     $   6,000,000.00        100%
===============================================================================

(1)  Assumes the Company sells the maximum offering amount of $6,000,000.

(2) Working capital, general corporate purposes, and legal and accounting reflect funds allocated to pay for daily expenditures incurred in our business, operations and general and administrative overhead for the twelve-month period following the closing of this offering.

(3) We believe that Offering Expenses, which include legal, accounting, miscellaneous, compliance and offering expenses and printing costs will be in an amount not to exceed 2% of the gross proceeds received from the offer and sale of the Shares.

Item 5.  Determination of Offering Price

Factors Used to Determine Share Price. The offering price of the 1,200,000 Shares being offered on a "best efforts" basis has been determined primarily by the capital requirements of the Company and has no relationship to any established criteria of value, such as book value or earnings per share.
Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the Shares is not based on past earnings, nor is the price of the Shares indicative of current market value for the assets owned by the Company. No valuation or appraisal has been prepared for the business and potential business expansion of the Company.

Item 6.  Dilution

We will not be a reporting company until the effective date of the Registration Statement on this Form SB-2. The Company is selling 1,200,000 Shares on a "best efforts" basis.

The following table sets forth the number of shares of $.001 par value common stock issued by the Company, the total consideration paid and the price per share. The table assumes all of the Shares will be sold.

====================================================================================================================================
                                                        Shares Issued                       Total Consideration          Price Per
                                                        -------------                       -------------------            Share
                                                Number                 Percent           Amount             Percent        -----
                                                ------                 -------           ------             -------
------------------------------------------------------------------------------------------------------------------------------------
Shareholders(1)                            10,500,000 Shares            89.74%          $555,533.00          8.47%         $0.053
------------------------------------------------------------------------------------------------------------------------------------
Purchasers of Shares(2)                    1,200,000 Shares             10.26%        $6,000,000.00         91.53%         $5.00
------------------------------------------------------------------------------------------------------------------------------------
Total                                      11,700,000 Shares           100.00%        $6,555,533.00        100.00%
====================================================================================================================================

(1) 10,500,000 shares were issued to Alpha Mark, Inc., a Utah corporation, to acquire substantially all of its assets pursuant to an Agreement of Purchase and Sale of Assets dated September 30, 1999.

(2)  Assuming all of the Shares will be purchased.

Item 7.  Selling Security Holders

Not applicable.

Item 8.  Plan of Distribution

We are offering for sale 1,200,000 Shares on a "best efforts" basis pursuant to this Form SB-2. We may from time to time sell all or a portion of the Shares in the over-the-counter market, or on any other national securities exchange on which our Common Stock is or becomes listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares will not be sold in an underwritten public offering. The Shares may be sold directly or through brokers or dealers. The methods by which the Shares may be sold include: (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account;
(c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. In effecting sales, brokers and dealers we engage, if any, may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such shares commissions as described above.

Broker-dealers participating in the distributions of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts pursuant to the Act. The Shares may also be sold pursuant to Rule 144 under the 1933 Act beginning one year after the Shares were issued.

We have filed the Registration Statement, of which this Prospectus forms a part, with respect to the sale of the Shares. There can be no assurance that we will sell any or all of the Shares that we desire to sell. We will pay all of the expenses incident to the offering and sale of the Shares, other than commissions, discounts and fees of underwriters, dealers or agents.

Under the Securities Exchange Act of 1934 ("Exchange Act") and the regulations thereunder, any person engaged in a distribution of the Shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution.

We shall advise any person engaged in a distribution of the Shares offered by this Prospectus that, during such time as it may be engaged in a distribution of any of the Shares we are registering by this Registration Statement, it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of these transactions. We have advised any person engaged in a distribution of the Shares offered by this Prospectus that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

We have entered into a Consultant Agreement with Albermarle Investments Ltd. ("Albermarle"). After this Registration Statement is effective, we anticipate that Albermarle will introduce the Company to investment bankers, broker dealers, institutional investors and other qualified prospective purchasers of the Shares. Albermarle is not a Registered broker-dealer.

Item  9. Legal Proceedings

There are no legal actions pending against the Company nor are any such legal actions contemplated.

Item 10. Directors, Executive Officers, Promoters and Control Persons.

The directors and principal executive officers of the Company are as specified on the following table:

================================================================================
Name                                Age        Position
--------------------------------------------------------------------------------
Richard Schioldager                 49         President, Director
--------------------------------------------------------------------------------
Ulrich Cochran                      34         Vice President, Director
--------------------------------------------------------------------------------
Douglas Letson                      57         Secretary/Treasurer
--------------------------------------------------------------------------------
David Brown                         57         Director
================================================================================

Richard Schioldager is the President and a director of the Company since its inception. Mr. Schioldager is responsible for the operations of the Company as well as identifying and qualifying possible acquisition candidates. From 1998 to 1999, Mr. Schioldager was the Vice President and Chief Financial Officer of Alpha Mark, Inc. and was primarily responsible for the development of disposable ambulatory infusion pumps. Prior to 1998, Mr. Schioldager operated a business consulting firm which specialized in the development of marketing and business plans for start-up ventures. He has also held several executive level positions such as Chief Financial Officer of Fabulous Inns of America, Marketing Product Manager of ATV Systems, Corporate Controller of SNC Inc., and Divisional Controller of Del Webb Corporation. Mr. Schioldager holds a Bachelor of Science degree in hotel administration from the University of Nevada Las Vegas.

Ulrich Cochran is the Vice President of Engineering and a director of the Company since its inception. For approximately one year prior to joining the Company in April 1999, Mr. Cochran served as a consultant to Alpha Mark, Inc. From 1994 to 1998, Mr. Cochran owned and operated C/B Associates which was involved in perfecting and improving disposable ambulatory infusions systems. From 1991 to 1994, Mr. Cochran was a full time inventor consultant to Cordis Research Corp., where he developed and tested gas powered hydraulic rate controlled pump technology which later led to the invention of the vacuum powered disposable infusion pump. Mr. Cochran has also held senior positions with Nashua Corp, Hollister Medical Inc. and Tektronix Inc.

Douglas Letson is and has been the Secretary and Treasurer of the Company since its inception. Prior to joining the Company in April 1999, Mr. Letson served as Secretary and Treasurer of Alpha Mark, Inc. Mr. Letson is a retired entrepreneur and specializes in marketing and promotion of the Company's products.

David C. Brown is a director of the Company. Mr. Brown is employed by General Scanning as the Vice President of Manufacturing. In 1994, he formed C/B Associates with Mr. Cochran to develop the ambulatory infusion technology. Prior to forming C/B Associates, Mr. Brown secured patents on an external blood parameter diagnostic system, and a differential thermal expansion driven implantable pump. From 1985 to 1993, Mr. Brown worked as Director of Manufacturing at Digilab where he invented, developed, and commercialized multiple medical instruments. Mr. Brown received his education at Harvard University, with double majors in Engineering Science, and Anthropology.

Key Personnel:

Daniel J. Kelly has been a consultant to the Company since July 1999. Mr. Kelly has developed marketing strategies and plans for positioning of the Disposable Ambulatory Infusion Pump. From 1996 to 1998, Mr. Kelly served as President and CEO of Healthwatch Technologies, a manufacturer of non-invasive cardiovascular diagnostic products, and intravenous infusion devices. From 1994 to 1995, Mr. Kelly was Executive Vice President of Sales and was subsequently promoted to
President of Block Medical, which specializes in manufacturing electronic infusion pumps. From 1980 to 1994, Mr. Kelly worked for and was promoted to Vice President of Worldwide Sales at IMED Corporation, a world leader in infusion devices and disposable administration sets. Mr. Kelly received his Bachelor of Arts from the University of Massachusetts and his Masters of Business Administration from Suffolk University.

There is no family relationship between any of the officers or directors of the Company. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any officer or director of the Company from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with the Company so enjoined.

Item 11. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of March 3, 2000 by (i) each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of the Company's directors and named executive officers, and (iii) all directors and executive officers of the Company as a group.

Title of Class                Name  and  Address  of  Beneficial      Amount  and  Nature  of  Beneficial     Percent of Class
                              Owner                                   Owner
--------------------------    -----------------------------------     ------------------------------------    ----------------
$.001  Par  Value  Common     Alpha Mark, Inc.                        Shareholder                             100 %
Stock                         a Utah corporation (1)                  10,500,000 shares

$.001  Par  Value  Common                                             All directors  and named  executive     0%
Stock                                                                 officers as a group

(1)  The officers and directors of the Company as a group own  approximately 19%
     of  the  issued  and  outstanding   shares  of  Alpha  Mark  Inc.,  a  Utah
     corporation.

Beneficial Ownership. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. In accordance with Commission rules, shares of the Company's common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of the Company's common stock indicated as beneficially owned by them.

Changes in Control. Management of the Company is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Item  12.  Description of Securities

The Company is authorized to issue 30,000,000 shares of common stock, $.001 par value, each share of common stock having equal rights and preferences, including voting privileges. As of March 3, 2000, 10,500,000 shares of the Company's common stock were issued and outstanding. The Company is authorized to designate some of its capital stock as preferred stock.

The shares of $.001 par value common stock of the Company constitute equity interests in the Company entitling each shareholder to a pro rata share of cash distributions made to holders of common stock, including dividend payments. The holders of the Company's common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors of the Company or any other matter, with the result that the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of the Company's common stock are entitled to receive dividends when, as and if declared by the Company's Board of Directors from funds legally available therefor; provided, however, that cash dividends are at the sole discretion of the Company's Board of Directors. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities of the Company and after provision has been made for each class of stock, if any, having preference in relation to the Company's common stock. Holders of the shares of the Company's common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Company's common stock.

Dividend Policy. The Company has never declared or paid a cash dividend on its capital stock and does not expect to pay cash dividends on its Common Stock in the foreseeable future. The Company currently intends to retain its earnings, if any, for use in its business. Any dividends declared in the future will be at the discretion of the Board of Directors and subject to any restrictions that may be imposed by the Company's lenders.

Item 13. Interest of Named Experts and Counsel.

No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or the Company's "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in the Company, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Company, at any time prior to the filing of this Registration Statement.

Item 14. Disclosure of Commission Position on Indemnification for Securities Act Liabilities

IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, INDEMNIFICATION FOR LIABILITIES ARISING PURSUANT TO THE SECURITIES ACT OF 1933 IS CONTRARY TO PUBLIC POLICY AND, THEREFORE, UNENFORCEABLE.

Item  15.  Organization Within Last Five Years

Transactions with Promoters. The incorporator of the Company did not receive any compensation from or securities of the Company.

Item 16.  Description of Business

We manufacture and market medical devices and equipment, and we are presently continuing research and development activities related to those medical devices. In October, 1999, we acquired the assets of Alpha Mark, Inc., a Utah corporation, which included the worldwide rights to the disposable ambulatory infusion pump, a medical device which pumps a continuous flow of therapeutic drugs into the blood stream at an adjustable flow rate. We intend to develop, produce, distribute and market the disposable ambulatory infusion pump in the United States, pending the approval of the Food and Drug Administration ("FDA"). Our wholly owned subsidiary, Decoria, Inc., a Nevada corporation, owns the rights to develop, produce, distribute and market a fully sterilized ear and body-piercing device. We are also actively seeking companies for acquisition or joint venture whose product lines include medical devices and equipment, which can be developed, produced and marketed by us.

Administration of Therapeutic Drugs by Infusion. Intravenous (IV) delivery is standard practice for a wide variety of therapeutic drugs. Infusion is the continuous flow of the drug into the blood stream usually at a slow rate, regulated by means of a drip system or by a metering pump. Traditional devices include IV Drip, Bedside Pump & Ambulatory Pump. The Ambulatory Pump allows the patient to receive the appropriate medication while carrying on normal activities.

In hospitals, programmable electronic pumps are either battery or electrically powered and can be programmed to a complex delivery protocol. Each programmable electronic pump costs between $3,000 and $5,000 and requires a disposable, single use, cassette and drug path system that costs approximately $30.00. For home care, disposable pumps combine drug reservoir, driving system and flow control into a single assembly which is discarded after the dose is expended. Their use has been largely limited to high flow rate delivery of antibiotics where one half hour to one hour infusions are acceptable.

Disposable Ambulatory Infusion Pump. The Disposable Ambulatory Infusion Pump ("DAI Pump") is a syringe-type, calibrated reservoir with self powered adjustable flow rate configured for continuous infusion. The DAI Pump extends the utility of disposable pumps to overlap applications for which expensive electronic and syringe pumps are now standard. The DAI Pump permits patients to perform normal activities while receiving IV medication. Our DAI Pump can accommodate many delivery protocols which require continuous infusion over various periods from hours to several days. The disposable pumps currently available on the market cannot accommodate these various protocols. We believe that the DAI Pump's ability to accommodate these delivery protocols will result in our products successfully competing with the expensive electronic and syringe pumps that are commonly used. Our DAI Pump features adjustable rates which cover a broad spectrum of common protocols for micro-infusions. The DAI Pump can accommodate any drug conventionally supplied in mini-bags or by unit use of syringes. Our DAI Pump permits a minimally trained caregiver to safely compound drugs from standard vials and load the pump at the treatment site without intervention by other skilled personnel.

Unlike the current balloon type pumps, we believe that the DAI Pump provides for multiple rate settings in ranges to suit a wide variety of commonly used infusion durations, which allows for easier filling as well as safer and more convenient size and shape for ambulatory use. We believe that our DAI Pump is unaffected by drug characteristics, making it ideal for the multi-day infusions necessary with many of the most widely used chemotherapy drugs. We believe that the DAI Pump emulates many of the desirable characteristics of reusable pumps at lower per treatment cost, thereby making it a viable product in many drug treatment niches that the present disposable pumps have failed to penetrate.

We believe that the DAI Pump also provides an alternative to the bulky bedside IV systems customarily used in hospitals. The DAI Pump is lightweight and designed to be worn by the patient, permitting normal activities while receiving medication. The DAI Pumps are also used "piggy back" to meter small volumes of drug IV systems. More than 20 manufacturers make syringe type and compact programmable pumps which cost from $1500 to $4000, which require a disposable drug reservoir or cassette costing $8.00 to $25.00 per treatment.

Ear and Body Piercing. Our wholly owned subsidiary, Decoria, Inc., a Nevada corporation, owns the rights to develop, produce, distribute and market a fully sterilized ear and body-piercing device. We believe that our fully sterilized piercing system reduces the risk of infection, improves alignment of the piercing, and accomodates a greater variety of jewelry. We anticipate that our piercing system will be the only system on the market which offers the customer the option of changing his or her jewelry without compromising the antiseptic state of the pierced hole. We believe that our piercing system will not only perform a safer piercing, but also provide additional revenue generating opportunities via the sale of additional interchangeable jewelry. We plan to market the system to beauty salons and major pharmacies and anticipate that all of the practitioners will be certified.

Research and Development. We will expand our products line by the development of new products. New product ideas are derived from a number of sources, including in-house research and development trade publications, scientific and health journals, our executives, staffs, consultants and outside parties. In advance of introducing products, local counsel and other representatives retained by us investigate product design matters as they relate to regulatory compliance and other issues. Our products are then redesigned to accommodate both the regulatory and marketing requirements of the particular market. There can be no assurance as to the final form of any new regulations or that an appropriate regulatory authority will not seek to impose additional regulations, possibly prohibiting, or placing other restrictions on the sale of such products, or the impact, if any, of such regulations or our actions.

Competition. The market for medical equipment and devices in the United States is significantly competitive and competition is expected to continue to increase significantly. We compete with many other providers of medical equipment and devices. Although we have continued to refine the design of the DAI Pump to enhance its functionality while maintaining its competitive pricing, we still have significant competition, which may result in current and future providers of similar products competing on the basis of price and functionality, which could result in a reduction in revenues.

We compete directly with other companies and businesses that have developed and are in the process of developing technologies and products which will be competitive with the products developed and offered by us. There can be no assurance that other technologies or products which are functionally equivalent or similar to our technologies and products have not been developed or are not in development. We expect to compete with companies or businesses which may have developed or are developing such technologies and products as well as other companies and businesses which have the expertise which would encourage them to develop and market products directly competitive with those developed and marketed by us. Many of these competitors have greater financial and other resources, and more experience in research and development, than us.

Employees. We currently have 4 employees. Our management anticipates using consultants for business, accounting, engineering, and legal services on an as-needed basis.

The Company's Facilities. The following table specifies the location, square footage and lease terms for our facilities:

====================================================================================================================================
Property                                       Description                               Lease                      Rent
------------------------------------------------------------------------------------------------------------------------------------
4907 Morena Boulevard, Suite 1402,             Our Main Office - 600 square feet         1  year  lease  expires    $534/month
San Diego, California 92117                                                              April 2000
------------------------------------------------------------------------------------------------------------------------------------
1425 Russ Boulevard                            Our Research and Development  facility    Month-to-month lease       $1,225/month
San Diego, California 92101                    - 1300 square feet
------------------------------------------------------------------------------------------------------------------------------------
3901 Oregon Street                             Our  additional  office  space  -  125    Month-to-month lease       $125/month
San Diego, California 92104                    square feet
====================================================================================================================================

Item 17. Management's Discussion and Analysis of Financial Condition and Results of Operations

THIS PROSPECTUS SPECIFIES FORWARD-LOOKING STATEMENTS OF MANAGEMENT OF THE COMPANY ("FORWARD-LOOKING STATEMENTS") INCLUDING, WITHOUT LIMITATION, FORWARD-LOOKING STATEMENTS REGARDING OUR EXPECTATIONS, BELIEFS, INTENTIONS AND FUTURE STRATEGIES.

FORWARD-LOOKING STATEMENTS ARE STATEMENTS THAT ESTIMATE THE HAPPENING OF FUTURE EVENTS AND ARE NOT BASED ON HISTORICAL FACTS. FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, SUCH AS "COULD", "MAY", "WILL", "EXPECT", "SHALL", "ESTIMATE", "ANTICIPATE", "PROBABLE", "POSSIBLE", "SHOULD", "CONTINUE", "INTEND" OR SIMILAR TERMS, VARIATIONS OF THOSE TERMS OR THE NEGATIVE OF THOSE TERMS. THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS PROSPECTUS HAVE BEEN COMPILED BY MANAGEMENT OF THE COMPANY ON THE BASIS OF ASSUMPTIONS MADE BY MANAGEMENT AND CONSIDERED BY MANAGEMENT TO BE REASONABLE. FUTURE OPERATING RESULTS OF THE COMPANY, HOWEVER, ARE IMPOSSIBLE TO PREDICT AND NO REPRESENTATION, GUARANTY, OR WARRANTY IS TO BE INFERRED FROM THOSE FORWARD-LOOKING STATEMENTS.

THE ASSUMPTIONS USED FOR PURPOSES OF THE FORWARD-LOOKING STATEMENTS REPRESENT ESTIMATES OF FUTURE EVENTS AND ARE SUBJECT TO UNCERTAINTY AS TO POSSIBLE CHANGES IN ECONOMIC, LEGISLATIVE, INDUSTRY, AND OTHER CIRCUMSTANCES. AS A RESULT, THE IDENTIFICATION AND INTERPRETATION OF DATA AND OTHER INFORMATION AND THEIR USE IN DEVELOPING AND SELECTING ASSUMPTIONS FROM AND AMONG REASONABLE ALTERNATIVES REQUIRE THE EXERCISE OF JUDGMENT. TO THE EXTENT THAT THE ASSUMED EVENTS DO NOT OCCUR, THE OUTCOME MAY VARY SUBSTANTIALLY FROM ANTICIPATED OR PROJECTED RESULTS, AND, ACCORDINGLY, NO OPINION IS EXPRESSED ON THE ACHIEVABILITY OF THOSE FORWARD-LOOKING STATEMENTS.

NO ASSURANCE CAN BE GIVEN THAT ANY OF THE ASSUMPTIONS RELATING TO THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS REPORT ARE ACCURATE, AND WE ASSUME NO OBLIGATION TO UPDATE ANY SUCH FORWARD-LOOKING STATEMENTS.

General. We manufacture and market medical devices. We are currently negotiating proposed marketing agreements and plans to negotiate and enter into marketing agreements with appropriate distributors and marketing agents. Other than costs related to the continued development of the DAI Pump and the ear and body piercing device, we do not anticipate significant expenditures on acquisition or development of other products during the current fiscal year.

Our business will expose us to potential product liability risks that are inherent in the testing, manufacturing and marketing of medical products. We do not have product liability insurance, and there can be no assurance that we will be able to obtain or maintain such insurance on acceptable terms or, if obtained, that such insurance will provide adequate coverage against potential liabilities. We face an inherent business risk of exposure to product liability and other claims in the event that the development or use of our technology or products is alleged to have resulted in adverse effects. Such risk exists even with respect to those products that are manufactured in licensed and regulated facilities or that otherwise possess regulatory approval for commercial sale. There can be no assurance that we will avoid significant product liability exposure. There can be no assurance that insurance coverage will be available in the future, on commercially reasonable terms; or that such insurance will be adequate to cover potential product liability claims; or that a loss of insurance coverage would not materially adversely affect our business, financial condition and results of operations. While we have taken, and will continue to take, what we believe are appropriate precautions, there can be no assurance that we will avoid significant liability exposure. An inability to obtain product liability insurance at acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of products developed by the Company. A product liability claim could have a material adverse effect on our business, financial condition and results of operations.

Our strategy for growth is substantially dependent upon our ability to market and distribute products successfully. Other companies, including those with substantially greater financial, marketing and sales resources, compete with the Company, and have the advantage of marketing existing products with existing production and distribution facilities. There can be no assurance that we will be able to market and distribute products on acceptable terms, or at all. Our failure to market our products successfully could have a material adverse effect on our business, financial condition or results of operations.

The medical products industry has been under increasing scrutiny by various state and federal regulatory agencies. While we do not presently require any government approval to create, develop or manufacture the DAI Pump, we may be subject to various forms of government regulations, including consumer safety laws and environmental safety laws. Any future violation of, or the cost of compliance with, these laws and regulations could have a material adverse effect on our business, financial condition and results of operations.

The medical products industry is rapidly changing through the continuous development and introduction of new products. Our strategy for growth is substantially dependent upon our ability to successfully introduce the DAI Pump. Accordingly, our ability to compete may be dependent upon our ability to enhance and improve our products continually. There can be no assurance that competitors will not develop technologies or products that render our products obsolete or less marketable. We may be required to adapt to technological changes in the industry and develop products to satisfy evolving industry or customer requirements, any of which could require the expenditure of significant funds. At this time, we do not have a source of commitment for such funds. Continued refinement and improvement costs are risks inherent in new product development, including unanticipated technical or other problems which could result in material delays in product commercialization.

Liquidity and Capital Resources. The Company's only known sources of capital are the proceeds from this Offering and cash anticipated from revenues. The Company may require additional financing and there is no assurance that such additional financing will be available.

Results of Operations. The Company has not yet realized any revenue from operations.

Item 18. Description of Property

Property held by the Company. The consolidated financial statements filed as exhibits to this Registration Statement include the accounts of the Company and its wholly-owned subsidiary, Decoria, Inc., a Nevada corporation. All significant intercompany transactions have been eliminated. As of the dates specified in the following table, the Company held the following property:


                ====================================================
                    Property                      December 31, 1999
                ----------------------------------------------------
                Cash and equivalents                 $123,582.00
                ----------------------------------------------------
                Furniture and Equipment              $110,090.00
                ====================================================

The Company defines cash equivalents as all highly liquid investments with a maturity of 3 months or less when purchased. The Company does not presently own any interests in real estate. The Company does not presently own any inventory or equipment.

Item 19. Certain Relationships and Related Transactions

Related Party Transactions. There have been no related party transactions which would be required to be disclosed pursuant to Item 404 of Regulation S-B, except for the following:

On or about September 30, 1999, the Company entered into an Agreement of Purchase and Sale of Assets with Alpha Mark, Inc., a Utah corporation for the purpose of acquiring substantially all of the assets of Alpha Mark, Inc. At that time, the Company's directors and officers were officers and directors of Alpha Mark, Inc.

Item 20.  Market for Common Equity and Related Stockholder Matters

Reports to Security Holders. The Company will be a reporting company with the Securities and Exchange Commission ("SEC") upon the effectiveness of this Registration Statement on Form SB-2. The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. The Company currently maintains its own Internet address at www.omega-med.com.

There have been no cash dividends declared on the Company's common stock since the Company's inception. Dividends will be declared at the sole discretion of the Company's Board of Directors.

The Company anticipates that it will adopt a stock option plan ("Stock Option Plan"), pursuant to which 2,500,000 shares of the Company's $.001 par value common stock will be reserved for issuance to satisfy the exercise of options. The Stock Option Plan will be designed to retain qualified and competent officers, employees, and directors of the Company. The Company's Board of Directors, or a committee thereof, shall administer the Stock Option Plan and will be authorized, in its sole and absolute discretion, to grant options thereunder to all eligible employees of the Company, including officers, and to the Company's directors, whether or not those directors are also employees of the Company. Options will be granted pursuant to the provisions of the Stock Option Plan on such terms, subject to such conditions and at such exercise prices as shall be determined by the Company's Board of Directors. Options granted pursuant to the Stock Option Plan shall not be exercisable after the expiration of ten years from the date of grant.

Item 21. Executive Compensation - Remuneration of Directors and Officers.

Any compensation received by officers, directors, and management personnel of the Company will be determined from time to time by the Board of Directors of the Company. Officers, directors, and management personnel of the Company will be reimbursed for any out-of-pocket expenses incurred on behalf of the Company.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to the Company payable to the Chief Executive Officer of the Company and the other executive officers of the Company whose total annual salary and bonus is anticipated to exceed $50,000 during the year ending December 31, 2000. The Board of Directors of the Company may adopt an incentive stock option plan for its executive officers which would result in additional compensation.

====================================================================================================================================
Name and Principal Position         Year    Annual Salary($)     Bonus ($)           Other Annual            All Other Compensation
                                                                                     Compensation ($)
------------------------------------------------------------------------------------------------------------------------------------
Richard Schioldager, President      2000    $48,000              None                None                    None
------------------------------------------------------------------------------------------------------------------------------------
Ulrich Cochran, Vice-President      2000    $48,000              None                None                    None
------------------------------------------------------------------------------------------------------------------------------------
Douglas Letson, Secretary,          2000    $36,000              None                None                    None
------------------------------------------------------------------------------------------------------------------------------------
Treasurer
====================================================================================================================================

Compensation of Directors. Directors who are also employees of the Company receive no extra compensation for their service on the Board of Directors of the Company.

Employment Contracts. The Company anticipates that it will enter into employment contracts with Richard Schioldager and Ulrich Cochran.

Specified below, in tabular form, is the aggregate annual remuneration of the Company's Chief Executive Officer and the four (4) most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the Company's last completed fiscal year.

====================================================================================================================================
Name of individual or Identity of Group        Capacities   in  which   remuneration  was   Aggregate remuneration
                                               received
------------------------------------------------------------------------------------------------------------------------------------
Richard Schioldager                            President                                    $48,000
------------------------------------------------------------------------------------------------------------------------------------
Ulrich Cochran                                 Vice-President                               $48,000
------------------------------------------------------------------------------------------------------------------------------------
Douglas Letson                                 Secretary/Treasurer                          $36,000
------------------------------------------------------------------------------------------------------------------------------------
                                               All Executive Officers as a Group            $132,000
====================================================================================================================================


Item 22.  Financial Statements

OMEGA MED CORPORATION
(A Development Stage Company)

Consolidated Balance Sheet
(December 31, 1999)
Unaudited

                                     ASSETS

Current assets:
   Cash and Equivalents                                                 123,582
   Accounts Receivable                                                      570
   Prepaid Assets/Advance Deposits                                        2,098
   Advances                                                               1,415
   Inventory                                                             17,113
                                                                       --------
      Total Current Assets                                              144,778

Property and Equipment, net                                             110,090
Licensed Technology, net                                                197,259
                                                                       --------
Total Assets
                                                                        452,127
                                                                       ========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
   Accounts Payable                                                      10,271
   Accrued Payroll Taxes                                                  7,311
                                                                       --------
      Total Liabilities                                                  17,582

Shareholders' Equity:
   Common Stock $.001 par value; 30,000,000                              10,500
      shares authorized; 10,500,000 outstanding
       December 31, 1999
   Additional Paid-in Capital                                           534,498
   Deficit accumulated during development stage                        (110,452)
                                                                       --------
      Total Shareholders' Equity                                        434,546

Total Liabilities and Shareholders' Equity                              452,127
                                                                       ========


The accompanying notes are an integral part of the financial statements.

OMEGA MED CORPORATION
(A Development Stage Company)

Consolidated Statement of Operations
From Inception April, 1999 through December 31 1999
(Unaudited)





                    Revenue                            931
                    Cost of Sales                      450
                                                 ---------

                       Gross Profit              $  481.00
                                                 ---------

                    Operating Expenses           $ 110,933
                                                 ---------

                       Loss From Operations      $(110,452)

                    Provision for Income Taxes        --
                                                 ---------

                    Net Loss                     $(110,452)
                                                 =========


                    Net Loss Per Share           $    0.01
                                                 =========


The accompanying notes are an integral part of the financial statements.

OMEGA MED CORPORATION
(A Development Stage Company)

Consolidated Statement of Cash Flows
From Inception to December 31 1999
Unaudited




             Beginning Cash                                     0

             Net loss from operations                 (110,452.21)

             Cash proceeds as a result of Asset        220,526.59
                Purchase Agreement with Alpha Mark
                Corporation

             Depreciation, Amortization                 10,476.00

             Net Proceeds                             $120,550.38


             (Increases) Decreases in Assets
             Advances                                   (1,415.18)
             Inventory                                  (2,600.00)

             Increases, (Decreases in Liabilities)

             Payroll Taxes                               7,046.42


             Ending Cash Balance  December 31, 1999   $123,581.62


The accompanying notes are an integral part of the financial statements.

OMEGA MED CORPORATION
(A Development Stage Company)

Consolidated Statement of Shareholders' Equity                                                        Deficit
From Inception to December 31 1999                                                                  accumulated
Unaudited                                                                           Additional       during the
                                                       Common          Common         Paid-in       development
                                                       Shares          Stock          Capital          stage          Total
                                                       ------          -----          -------          -----          -----
Balance at Inception April 5, 1999                           0               0               0                                0


Common shares issued as a result of purchase        10,500,000      $   10,500      $  534,498                0      $  544,998
  agreement with AlphaMark Corporation
  Sept. 30, 1999

Net Loss                                                                                                -110452         -110452
                                                    ---------------------------------------------------------------------------


Balance December 31,1999                            10,500,000      $   10,500      $  534,498          -110452      $  434,546
                                                    ===========================================================================


The accompanying notes are an integral part of the financial statements.

ALPHA MARK CORPORATION


Consolidated Balance Sheet
September 30, 1999
Unaudited

                                     ASSETS

Current assets:
   Cash and Equivalents                                                  220,527
   Accounts Receivable                                                       570
   Prepaid Assets/Advance Deposits                                         2,098
   Advances                                                                 --
   Inventory                                                              14,513
                                                                         -------
      Total Current Assets                                               237,708

Property and Equipment, net                                              110,528
Licensed Technology, net                                                 207,297
                                                                         -------

Total Assets
                                                                         555,533
                                                                         =======



                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
   Accounts Payable                                                       10,535
   Accrued Payroll Taxes                                                    --
                                                                         -------
      Total Liabilities                                                   10,535

Shareholders' Equity:                                                    544,998




                                                                         -------
      Total Shareholders' Equity                                         544,998

Total Liabilities and Shareholders' Equity                               555,533
                                                                         =======

                                Alpha Mark, Inc.
                        (Formerly Omega-Med Corporation)
                          (A Development Stage Company)

                        Consolidated Financial Statements

                           As of December 31, 1998 and
                  1997, For Each of the Two Years in the Period
                           Ended December 31, 1998 and
                               For the Period from
   October 23, 1997 (Inception of the Development Stage) to December 31, 1998

                                Alpha Mark, Inc.
                        (Formerly Omega-Med Corporation)
                          (A Development Stage Company)

                 Index to the Consolidated Financial Statements

                           As of December 31, 1998 and
                    1997 and For Each of the Two Years in the
                       Period Ended December 31, 1998 and
                               For the Period from
   October 23, 1997 (Inception of the Development Stage) to December 31, 1998
--------------------------------------------------------------------------------


Report of Independent Auditors                                             1

Consolidated Financial Statements of Alpha Mark, Inc.:

    Consolidated Balance Sheets, December 31, 1998 and 1997                2

    Consolidated  Statements of  Operations  for Each of the Two
    Years in the  Period  Ended  December  31,  1998 and for the
    Period from October 23, 1997  (Inception of the  Development
    Stage) to December 31, 1998                                            3

    Consolidated  Statements of Shareholders' Equity for Each of
    the Two Years in the Period Ended  December 31, 1998 and for
    the  Period  from  October  23,  1997   (Inception   of  the
    Development Stage) to December 31, 1998                                4

    Consolidated  Statements  of Cash  Flows for Each of the Two
    Years in the  Period  Ended  December  31,  1998 and for the
    Period from October 23, 1997  (Inception of the  Development
    Stage) to December 31, 1998                                            7

Notes to the Consolidated Financial Statements                            10

                                Alpha Mark, Inc.
                        (Formerly Omega-Med Corporation)
                          (A Development Stage Company)

                           Consolidated Balance Sheets

                           December 31, 1998 and 1997

--------------------------------------------------------------------------------


                                     ASSETS

                                                           1998          1997
                                                        ---------    ---------
      Current assets:
        Cash and equivalents                            $ 257,574    $  39,857
        Time certificate of deposit                       103,073         --
        Prepaid assets                                     10,441         --
        Advances                                             --            700
                                                        ---------    ---------
           Total current assets                           371,088       40,557
        Property and equipment, net                        62,250         --
        Licensed technology, net                          237,384         --
                                                        ---------    ---------

      Total  assets                                     $ 670,722    $  40,557
                                                        =========    =========


                      LIABILITIES AND SHAREHOLDERS' EQUITY

      Current liabilities:
        Accrued payroll taxes                           $   8,217    $     462
                                                        ---------    ---------
           Total  liabilities                               8,217          462
                                                        ---------    ---------

      Shareholders' equity:
        Common  stock, $.002  par  value; 25,000,000
        shares  authorized; 18,669,650 and 16,923,600
        shares  issued  and  outstanding  at
          December 31, 1998 and 1997, respectively         37,340       33,847
        Additional paid-in capital                        887,703       14,303
        Deficit accumulated during development stage     (262,538)      (8,055)
                                                        ---------    ---------
        Total shareholders' equity                        662,505       40,095
                                                        ---------    ---------
      Total liabilities and shareholders' equity        $ 670,722    $  40,557
                                                        =========    =========



     The accompanying notes are an integral part of the consolidated financial statements.

                                Alpha Mark, Inc.
                        (Formerly Omega-Med Corporation)
                          (A Development Stage Company)

                      Consolidated Statements of Operations

         For Each of the Two Years in the Period Ended December 31, 1998
                             And for the Period from
   October 23, 1997 (Inception of the Development Stage) to December 31, 1998

--------------------------------------------------------------------------------

                                                                                        Period from
                                                                                        October 23, 1997
                                                                                        (Inception of the
                                                Year Ended            Year Ended       Development Stage) to
                                              December 31, 1998     December 31, 1997   December 31, 1998
                                              -----------------     -----------------   -----------------
Revenue                                                --                    --                 --
Cost of sales                                          --                    --                 --
                                                  ---------             ---------          ---------

     Gross profit                                      --                    --                 --
                                                  ---------             ---------          ---------

Operating expenses                                $(263,404)            $  (8,055)         $(271,459)
                                                  ---------             ---------          ---------
     Loss from operations                          (263,404)               (8,055)          (271,459)
Interest income                                       8,921                  --                8,921
                                                  ---------             ---------          ---------
Loss before provision for income taxes             (254,483)               (8,055)          (262,538)
Provision for income taxes                             --                    --                 --
                                                  ---------             ---------          ---------
Net loss                                          $(254,483)            $  (8,055)         $(262,538)
                                                  =========             =========          =========


Net loss per share,  basic and diluted            $   (0.01)            $    --            $   (0.01)
                                                  =========             =========          =========


     The accompanying notes are an integral part of the consolidated financial statements.

                                Alpha Mark, Inc.
                        (Formerly Omega-Med Corporation)
                          (A Development Stage Company)

                 Consolidated Statements of Shareholders' Equity

         For Each of the Two Years in the Period Ended December 31, 1998
                             And for the Period from
   October 23, 1997 (Inception of the Development Stage) to December 31, 1998

--------------------------------------------------------------------------------

                                                                                                          Deficit
                                                                                                        Accumulated
                                                                                       Additional        During the
                                        Common             Price          Common         Paid-in         Development
                                        Shares           Per Share         Stock         Capital            Stage            Total
                                        ------           ---------         -----         -------            -----            -----
Balance, December 31, 1996             16,854,100                         $33,708        $(33,708)            --               --
                                       ----------                          ------          ------           ------           ------

Balance, October
23, 1997 (inception of the
development stage)                     16,854,100                          33,708         (33,708)            --               --

    Common shares issued
       through private placement,
       net of commissions                  69,500           $1.00             139          48,011             --            $48,150

    Net loss                                 --                              --              --            $(8,055)          (8,055)
                                       ----------                          ------          ------           ------           ------

Balance, December 31, 1997             16,923,600                          33,847          14,303           (8,055)          40,095
                                       ==========                          ======          ======           ======           ======



     The accompanying notes are an integral part of the consolidated financial statements.

                                Alpha Mark, Inc.
                        (Formerly Omega-Med Corporation)
                          (A Development Stage Company)

                 Consolidated Statements of Shareholders' Equity

         For Each of the Two Years in the Period Ended December 31, 1998
                             And for the Period from
   October 23, 1997 (Inception of the Development Stage) to December 31, 1998

--------------------------------------------------------------------------------

                                                                                                         Deficit
                                                                                                       Accumulated
                                                                                       Additional       During the
                                         Common          Price          Common          Paid-in        Development
                                         Shares        Per Share         Stock          Capital            Stage             Total
                                         ------        ---------         -----          -------            -----             -----
Balance, December 31, 1997             16,923,600                      $   33,847      $   14,303       $   (8,055)      $   40,095

    Common shares issued
       through private
       placement (net
       of commissions)                    719,050      $1.00-$1.50          1,439         568,868             --            570,307
    Shares issued
       pursuant to licensing
       agreement based on the
       fair value of the shares
       issued                           1,000,000        $   0.28           2,000         277,586             --            279,586
    Shares issued
       pursuant to strategic
       alliance agreement
       based on the
       fair value of
       the shares issued                   27,000        $   1.00              54          26,946             --             27,000
    Net loss                                 --                               --             --           (254,483)        (254,483)
                                       ----------                      ----------      ----------       ----------       ----------
Balance, December 31, 1998             18,669,650                      $   37,340      $  887,703       $ (262,538)      $  662,505
                                       ==========                      ==========      ==========       ==========       ==========


     The accompanying notes are an integral part of the consolidated financial statements.

                                Alpha Mark, Inc.
                        (Formerly Omega-Med Corporation)
                          (A Development Stage Company)

                      Consolidated Statements of Cash Flows

         For Each of the Two Years in the Period Ended December 31, 1998
                             And for the Period from
   October 23, 1997 (Inception of the Development Stage) to December 31, 1998

--------------------------------------------------------------------------------

                                                                                                                 Period from
                                                                                                               October 23, 1997
                                                                                                              (Inception of the
                                                                         Year Ended         Year Ended       Development Stage) to
                                                                      December 31, 1998  December 31, 1997     December 31, 1998
                                                                      -----------------  -----------------     -----------------
                                                                                                                   <C
Cash flows from operating activities:
     Net loss                                                            $(254,483)           $  (8,055)           $(262,538)
     Adjustments to reconcile  net loss to net
     cash  provided by operating activities:
          Shares issued pursuant to strategic alliance
             agreement                                                      27,000                 --                 27,000
          Depreciation and amortization                                     42,349                 --                 42,349
     (Increase) decrease  in assets:
          Advances                                                             700                 (700)                --
          Prepaid expenses                                                 (10,441)                --                (10,441)
     Increase  in liabilities:
          Payroll taxes                                                      7,755                  462                8,217
                                                                         ---------            ---------            ---------
Cash used in operating activities                                         (187,120)              (8,293)            (195,413)
                                                                         ---------            ---------            ---------

Cash flows used in investing activities:
     Purchase of equipment                                                 (62,397)                --                (62,397)
     Purchase of time certificate of deposit                              (103,073)                --               (103,073)
                                                                         ---------            ---------            ---------

Cash used in investing activities                                         (165,470)                --               (165,470)
                                                                         ---------            ---------            ---------

Cash flows provided by financing activities:
     Proceeds from issuance of stock - private placement                   570,307               48,150              618,457
                                                                         ---------            ---------            ---------

Cash provided by financing activities                                      570,307               48,150              618,457
                                                                         ---------            ---------            ---------

Net increase  in cash                                                      217,717               39,857              257,574
                                                                         ---------            ---------            ---------

Cash and cash equivalents at beginning of period                            39,857                 --                   --
                                                                         ---------            ---------            ---------

Cash at end of period                                                    $ 257,574            $  39,857            $ 257,574
                                                                         =========            =========            =========


     The accompanying notes are an integral part of the consolidated financial statements.

                                Alpha Mark, Inc.
                        (Formerly Omega-Med Corporation)
                          (A Development Stage Company)

                      Consolidated Statements of Cash Flows

         For Each of the Two Years in the Period Ended December 31, 1998
                             And for the Period from
   October 23, 1997 (Inception of the Development Stage) to December 31, 1998


--------------------------------------------------------------------------------

                Supplemental Disclosure of Cash Flow Information

                                                                                          Period from
                                                                                       October 23, 1997
                                                                                      (Inception of the
                                           Year Ended             Year Ended         Development Stage) to
                                        December 31, 1998      December 31, 1997       December 31, 1998
                                        -----------------      -----------------       -----------------
Interest paid                                   --                    --                       --
Income taxes paid                               --                    --                       --


      Supplemental Schedule of Non-Cash Investing and Financing Activities

Acquisition of intangible asset:
     Acquisition of licensed technology     $ 279,586                 --                  $ 279,586
     Issuance of common stock               $(279,586)                --                  $(279,586)

Cost of a strategic alliance agreement:
     Operating expense                      $  27,000                 --                  $  27,000
     Issuance of common stock               $ (27,000)                --                  $ (27,000)



     The accompanying notes are an integral part of the consolidated financial statements.

                                Alpha Mark, Inc.
                        (Formerly Omega-Med Corporation)
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

         For Each of the Two Years in the Period Ended December 31, 1998
                             And for the Period from
   October 23, 1997 (Inception of the Development Stage) to December 31, 1998

--------------------------------------------------------------------------------



1.   Development Stage Operations

     Alpha Mark, Inc. (formerly Omega-Med Corporation) (a development stage company) (the "Company") was incorporated in the state of Utah on April 8, 1981 using the name Omega-Med Corporation. On May 20, 1981, the Company changed its name to Alpha-Mark, Inc. On November 12, 1997, the Company changed its name from Alpha-Mark, Inc.to Omega-Med Corporation, and on June 14, 1999 changed its name to Alpha Mark, Inc. After years of dormancy, on October 23, 1997, the Company obtained new management and redirected its efforts and became a development stage company. The Company's current business plan anticipates the development and sales of medical devices. As such, the Company is subject to the risks and uncertainties associated with that of a new business. The success of the Company's future operation is dependent upon the Company's ability to successfully identify, develop and market its products and obtain the necessary capital to achieve its goals.

2.   Summary of Significant Accounting Policies

     Principles  of  Consolidation

     The accompanying consolidated financial statements include the accounts of Alpha Mark, Inc. (a Utah corporation) (formerly Omega-Med Corporation) (the "Company") and its subsidiary, Decoria (a Nevada corporation)("Decoria"). All significant intercompany transactions have been eliminated.

     Revenue Recognition

     Revenue will be recognized when the Company's goods are shipped.

     Cash and Equivalents

     The  Company  invests   portions  of  its  excess  cash  in  highly  liquid
     investments. Cash and equivalents include time deposits with original maturities of three months or less. In addition, the Company has no compensating balance requirements. The Company maintains its cash in bank accounts, which exceeded federally insured limits by $263,910 at December 31, 1998, and has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

                                Alpha Mark, Inc.
                        (Formerly Omega-Med Corporation)
                          (A Development Stage Company)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31, 1998
                             And for the Period from
   October 23, 1997 (Inception of the Development Stage) to December 31, 1998

--------------------------------------------------------------------------------

2.   Summary of Significant Accounting Policies, Continued

     Property and Equipment

     The Company records property and equipment at cost. Significant improvements, which extend the life of the underlying asset, are capitalized, and expenditures for normal maintenance and repairs are charged to operations. Depreciation is provided for property and equipment using the straight-line method over the expected useful lives. The
     Company's property and equipment consists of office equipment and capitalized tooling costs with expected useful lives of 5 years.

     Licensed Technology

     The licensed technology is the cost to acquire a license to certain patented technology that is being amortized on a straight-line basis over the remaining life of the patent.

     Impairment of Long-Lived Assets

     The Company annually evaluates its long-lived assets, including the intangible asset, described as a license to patented technology, for potential impairment. When circumstances indicate that the carrying amount of the asset is not recoverable, as demonstrated by the projected undiscounted cash flows, an impairment loss will be recognized. The Company's management has determined that there was no such impairment present at December 31, 1998 and 1997.

     Income Taxes

     The Company accounts for income taxes under the liability method. Under the liability method, deferred income taxes are determined based on differences between the financial reporting and tax bases of assets and liabilities. They are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company is required to adjust its deferred tax liabilities in the period when tax rates or the provisions of the income tax laws change. Valuations allowances are established to reduce deferred tax assets to the amounts expected to be realized.

                               Alpha Mark, Inc.
                        (Formerly Omega-Med Corporation)
                          (A Development Stage Company)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31, 1998
                             And for the Period from
   October 23, 1997 (Inception of the Development Stage) to December 31, 1998

--------------------------------------------------------------------------------


2.   Summary of Significant Accounting Policies, Continued

     Disclosures about Fair Value of Financial Instruments

     The Company accounts for the value of financial instruments using the fair value method.

     Earnings per Common Share

     In 1997, the Financial Accounting Standards Board issued SFAS No. 128, Earnings Per Share. This pronouncement replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share ("EPS"), respectively. Losses for the years ended December 31, 1998 and 1997 have been calculated in accordance with this pronouncement.

     Basic EPS is computed by dividing income or loss available to common shareholders by the weighted average number of common shares outstanding for the year. Diluted EPS is similar to Basic EPS except that the weighted average of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued.

     Management Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   Property and Equipment

     Property and equipment consist of the following:

                                                           1998          1997
                                                           ----          ----
     Computers                                           $  3,228         --
     Tooling costs                                         59,169         --
                                                         --------      -------
            Less: accumulated depreciation                   (147)        --
                                                         --------      -------
     Total property and equipment, net                   $ 62,250         --
                                                         ========      =======

                               Alpha Mark, Inc.
                        (Formerly Omega-Med Corporation)
                          (A Development Stage Company)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31, 1998
                             And for the Period from
   October 23, 1997 (Inception of the Development Stage) to December 31, 1998

--------------------------------------------------------------------------------


3.   Property and Equipment, Continued

     Depreciation expense for the year ended December 31, 1998 was $147.

4.   Licensed Technology

     During 1998, the Company entered into an license agreement to patented technology relating to a medical infusion pump. Beginning at the date of the first sale of licensed product, the Company will be required to make a minimum royalty payment of $50,000 at the start of each fiscal quarter. Royalties payable are due at the rate of 6% of sales up to $1,000,000, 5% on the sales between $1,000,000 and $3,000,000, 4% on the sales between $3,000,000 and $6,000,000, and 3.5% of all sales over $6,000,000. At the end of the fiscal year, royalties due will be credited against the minimum royalty payments. In exchange for the license, the Company issued 1,000,000 shares of its common stock. The fair value of the shares was determined to be $279,586 and has been recorded as an intangible asset on the balance sheet. Amortization expense for the year ended December 31, 1998 was $42,202, and accumulated amortization was $42,202 at December 31, 1998.

5.   Deferred Income Taxes

     The components of the provision for income taxes are as follows:

                                                         1998           1997
                                                         ----           ----
          Current tax expense:
               Federal                                    --             --
               State                                      --             --
                                                       -------       --------
                                                          --             --
                                                       -------       --------
         Deferred tax expense:
               Federal                                    --             --
               State                                      --             --
                                                       -------       --------
                                                          --             --
                                                       -------       --------
          Total provision                                 --             --
                                                       =======       ========

                              Alpha Mark, Inc.
                        (Formerly Omega-Med Corporation)
                          (A Development Stage Company)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31, 1998
                             And for the Period from
   October 23, 1997 (Inception of the Development Stage) to December 31, 1998

--------------------------------------------------------------------------------


5.   Deferred Income Taxes, Continued


     Significant components of the Company's deferred income tax assets and liabilities at December 31, 1998 and 1997 are as follows:

                                                        1998           1997
          Deferred income tax asset:
               Capitalized start-up expenses          $ 111,264     $   3,451
                                                      ---------     ---------
                     Total deferred income tax asset    111,264         3,451
               Valuation allowance                     (111,264)       (3,451)
                                                      ---------     ---------
          Net deferred income tax liability           $    --       $     --
                                                      =========     =========

     The Company, based upon its history of losses and management's assessment of when operations are anticipated to generate taxable income, has concluded that it is more likely than not that none of the net deferred income tax assets will be realized through future taxable earnings and has established a valuation allowance for them.

     Reconciliation of the effective tax rate to the U.S. statutory rate is as follows:

                                                      1998        1997
                                                      ----        ----

          Tax expense at U.S. statutory rate         (34.0)%     (34.0)%
          Change in the valuation allowance           33.6        34.0
          Other                                        0.4         --
                                                     -----       -----
          Effective income tax rate                    --  %       --  %
                                                     =====       =====

6.   Commitments and Contingencies

     Operating Lease

     In December 1998, the Company entered into a lease agreement commencing January 1, 1999 for a research and development facility. The term of the lease is for a six month period. After the initial six months, the lease will revert to month to month. Monthly lease payments are $1,668. Future minimum lease payments are $10,008 at December 31, 1998.

                              Alpha Mark, Inc.
                        (Formerly Omega-Med Corporation)
                          (A Development Stage Company)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31, 1998
                             And for the Period from
   October 23, 1997 (Inception of the Development Stage) to December 31, 1998

--------------------------------------------------------------------------------


6.   Commitments and Contingencies, Continued

     Employment Taxes

     The Company, in its fiduciary capacity as an employer, has the primary responsibility for deducting and remitting both the employer and employee portions of payroll related taxes to the appropriate governmental agencies. During 1998 and 1997, the Company paid a total of $76,141 in compensation to its officers upon which these taxes were not withheld from the employee nor remitted to the governmental authorities involved. If, as a result of not withholding employment taxes, the employees incur an income tax liability that ultimately results in a deficiency, the Company becomes contingently responsible if the employees cannot or do not satisfy that liability. At December 31, 1998, the Company is contingently liable for these taxes, penalties, and interest, which approximate $27,600. The employer portion of the payroll related taxes has been recorded as a liability by the Company.

7.   Strategic Alliance

     During the year ended December 31, 1998, the Company entered into a strategic alliance agreement with an entity whereby the Company paid $10,000 in cash and 27,000 shares of its common stock valued at $27,000 based on its market value at that time.

     The Company was to receive a favorable purchasing contract on certain "body
     piercing"   products  and  equipment  as  well  as  receive  certain  other concessions.

     The Company did not record the value of the strategic alliance agreement as an asset because the right to purchase assets was at or above the prices that similar assets could be acquired on the open market. In addition, the equipment was never received by the Company. Accordingly, the full amount paid by the Company in this strategic venture agreement has been recorded in operating expenses.

8.   Loss Per Common Share

     In the year ended December 31, 1997, the Company adopted SFAS No. 128, Earnings per Share. Loss per common share has been calculated in accordance with this statement.

                              Alpha Mark, Inc.
                        (Formerly Omega-Med Corporation)
                          (A Development Stage Company)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31, 1998
                             And for the Period from
   October 23, 1997 (Inception of the Development Stage) to December 31, 1998

--------------------------------------------------------------------------------

     Basic and diluted loss per common share have been computed by dividing the loss available to common shareholders by the weighted-average number of common shares for the period.

                              Alpha Mark, Inc.
                        (Formerly Omega-Med Corporation)
                          (A Development Stage Company)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31, 1998
                             And for the Period from
   October 23, 1997 (Inception of the Development Stage) to December 31, 1998

--------------------------------------------------------------------------------


8.   Loss Per Common Share, Continued

     The computations of basic and diluted loss per common share for the years ended December 31, 1998 and 1997 and for the period from October 23, 1997 (inception of the development stage) to December 31, 1998 are as follows:

                                                                                                         Period from
                                                                                                      October 23, 1997
                                                                                                      (Inception of the
                                                              Year Ended          Year Ended        Development Stage) to
                                                           December 31, 1998   December 31, 1997       December 31, 1998
                                                           -----------------   -----------------       -----------------
          Net loss available to common stockholders         $   (254,483)      $     (8,055)                (262,538)

          Weighted-average shares, basic and diluted          18,053,069         16,894,993               17,866,712
                                                            ------------       ------------             ------------

          Loss per common share, basic and diluted          $      (0.01)      $       --               $      (0.01)
                                                            ============       ============             ============


9.   Stock Transactions

     Private Placement Offering

     During 1997, in conjunction with a private placement offering, the Company issued 69,500 shares of its common stock at $1.00 per share, and received net proceeds of $48,150.

     During 1998, in conjunction with a private placement offering, the Company issued 674,800 shares of its common stock at prices ranging from $1.00 to $1.50 per share, and received net proceeds of $570,307. In connection with the private placement, the Company issued 44,250 shares of common stock as finders' fees.

     License Agreement

     During 1998, the Company issued 1,000,000 shares of its common stock with a fair value of $279,586 at the date of issue, to obtain a license to patented technology.

     Strategic Alliance

     During 1998, the Company issued 27,000 shares of its common stock with a fair value of $27,000 at the date of issue, in connection with a strategic alliance agreement.

                              Alpha Mark, Inc.
                        (Formerly Omega-Med Corporation)
                          (A Development Stage Company)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31, 1998
                             And for the Period from
   October 23, 1997 (Inception of the Development Stage) to December 31, 1998

--------------------------------------------------------------------------------


10.  Subsequent Event

     In September 1999, the Company entered into an asset sales agreement with a company that is a related party. Under the terms of this agreement, the Company agreed to sell all of its assets, tangible and intangible, including contractual, warranty, and other rights, subject to the assumed liabilities, in exchange for 10,500,000 shares of common stock of the related party. At the completion of the transaction, the Company ceased operations and became dormant. The only remaining assets of the Company are the shares received in the transaction.

                         REPORT OF INDEPENDENT AUDITORS


We have audited the accompanying consolidated balance sheets of Alpha Mark, Inc. (formerly Omega-Med Corporation) (a development stage company) as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended December 31, 1998 and 1997 and for the period from October 23, 1997 (inception of the development stage) to December 31, 1998. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly in all material respects, the consolidated financial position of Alpha Mark, Inc. (formerly Omega-Med Corporation) (a development stage company) as of December 31, 1998 and 1997, and the consolidated results of operations and cash flows for the years ended December 31, 1998 and 1997 and for the period from October 23, 1997 (inception of the development stage) to December 31, 1998, in conformity with generally accepted accounting principles.


Kelly & Company

Kelly & Company
Newport Beach, California
January 24, 2000

Item 23. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with the Company's accountants since the formation of the Company required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Company by Stepp & Beauchamp LLP, located in Newport Beach, California.

                                     EXPERTS

The financial statements of Alpha Mark, Inc., whose assets were acquired by the Company, for the year ending December 31, 1998, appearing in this Prospectus and Registration Statement have been audited by Kelly and Company, and are included in reliance upon such reports given upon the authority of Kelly and Company as experts in accounting and auditing. The financial statements of the Company for the period from incorporation to December 31, 1999 are also included in this Prospectus and Registration Statement.

                             ADDITIONAL INFORMATION

The Company has filed a Registration Statement on Form SB-2 with the Commission pursuant to the 1933 Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement on Form SB-2 and the exhibits and schedules to the Registration Statement on Form SB-2. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement on Form SB-2 and the exhibits and schedules filed as a part of the Registration Statement on Form SB-2. Statements contained in this Prospectus concerning the contents of any contract or any other document referred to are not necessarily complete, and reference is made in each instance to the copy of such contract or document filed as an exhibit to the Registration Statement on Form SB-2. Each such statement is qualified in all respects by such reference to such exhibit.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

Article VI of the Certificate of Incorporation of the Company provides, among other things, that directors of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of such director's duty of loyalty to the Company or its security holders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or (iv) for any transaction from which such director derived any improper personal benefit. Accordingly, the directors of the Company may have no liability to the shareholders of the Company for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders of the Company.

The Company anticipates that it will enter into indemnification agreements with each of its executive officers pursuant to which the Company will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been an officer or director or employee of the Company. In order to be entitled to indemnification by the Company, such person must have acted in good faith and in a manner such person believed to be in the best interests of the Company and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Item 25.  Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of the Shares. The estimated expenses of issuance and distribution are set forth below.

Registration Fees                    Approximately    $1,584.00
Transfer Agent Fees                  Approximately    $5,000.00
Costs of Printing and Engraving      Approximately    $20,000.00
Legal Fees                           Approximately    $25,000.00
Accounting Fees                      Approximately    $35,000.00

Item 26.  Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

On or about September 30, 1999, the Company entered into an Agreement of Purchase and Sale of Assets with Alpha Mark, Inc., a Utah corporation for the purpose of acquiring substantially all of the assets of Alpha Mark, Inc. The Company issued 10,500,000 shares of its $.001 par value common stock in exchange for the assets of Alpha Mark, Inc., in reliance on the exemption specified by the provisions of Section 4(2) of the Securities Act of 1933. A copy of that agreement is attached hereto as Exhibit 10.1.

Item 27. Exhibits.

Copies of the following documents are filed with this Registration Statement, Form SB-2, as exhibits:

Exhibit No.

3.1    Certificate of Incorporation (Charter Document)

3.2    Bylaws

5.     Opinion Re: Legality

8.     Opinion Re: Tax Matters (not applicable)

10.1 Asset Purchase and Sale Agreement between Alpha Mark, Inc., a Utah corporation and Omega Med Corporation, a Delaware corporation. (material contract)

11.    Statement Re: Computation of Per Share Earnings*

23.1   Consent of Auditors

23.2   Consent of Counsel

24. Power of Attorney is included on the Signature Page of the Registration Statement

27.    Financial Data Schedule


* included in financial statements

Item 28. Undertakings.

A. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

              (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the 1933 Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of San Diego, California, on March3, 2000.

                                                   OMEGA MED CORPORATION,
                                                   a Delaware corporation

                                                   By:           /s/
                                                            ------------
                                                            Richard Schioldager
                                                   Its:     President



_______________/s/_____________             March 3, 2000
Douglas Letson
Secretary, Treasurer


_______________/s/_____________             March 3, 2000
Ulrich Cochran
Vice President and Director


______________/s/______________             March 2, 2000
David Brown
Director

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes Richard Schioldager with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the 1933 Act, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

OMEGA MED CORPORATION

________________/s/____________             March 3, 2000
Richard Schioldager
President and Director

_______________/s/_____________             March 3, 2000
Ulrich Cochran
Vice President and Director


_______________/s/_____________             March 2, 2000
David Brown
Director